UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2013

CBIZ, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32961	22-2769024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6050 Oak Tree Boulevard, South, Suite 500 Cleveland, Ohio		44131
(Address of principal executive offices)		(Zip Code)

216-447-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 30, 2013, CBIZ, Inc., a Delaware corporation (the “Company”), through its subsidiary CBIZ Operations, Inc., an Ohio corporation, completed the sale of all of the issued and outstanding capital stock of each of CBIZ Medical Management Professionals, Inc., an Ohio corporation, and CBIZ Medical Management, Inc., a North Carolina corporation, and substantially all of the stock of their subsidiary companies, collectively consisting of all of CBIZ’s Medical Management Professionals ongoing operations and business (“MMP”), to Zotec Partners, LLC, an Indiana limited liability company (“Zotec”), pursuant to the Stock Purchase Agreement, dated as of July 26, 2013 (the “Stock Purchase Agreement with Zotec”). Zotec paid a purchase price of $200 million in cash and $1.6 million in notes, subject to any adjustments for working capital. The Company expects net proceeds to be approximately $145 million after taxes and transaction costs.

The proceeds were immediately used to repurchase 3,858,334 shares of the Company’s common stock from its largest shareholder, Westbury (Bermuda) Ltd. (“Westbury”) at a cost of $6.65 per share for a total of $25,657,921 pursuant to a Stock Purchase Agreement among Westbury, Westbury Trust, Michael G. DeGroote and the Company dated July 26, 2013 (the “Stock Purchase Agreement with Westbury”). The remaining proceeds will immediately be used to reduce current borrowing levels.

The information relating to the Stock Purchase Agreement with Zotec set forth in Item 1.01 of the Current Report on Form 8-K filed by CBIZ, Inc. with the Securities and Exchange Commission on August 1, 2013 is incorporated by reference herein.

On September 3, 2013, the Company issued a press release announcing the completion of the sale of MMP. A copy of the press release is furnished herewith as Exhibit 99.1.

Pro forma financial information with respect to the sale of MMP is provided in Item 9.01 of this Current Report on Form 8-K.

Item 8.01	Other Events.

On August 30, 2013, the Company completed the purchase of 3,858,334 shares of the Company’s common stock from Westbury, the Company’s largest stockholder, at a price of $6.65 per share resulting in an aggregate purchase price of $25,657,921 pursuant to the Stock Purchase Agreement with Westbury. The remaining shares subject to the Stock and Option Purchase Agreement among Westbury, Westbury Trust, Michael G. DeGroote and the Company, dated September 14, 2010 (the “Option Agreement”), in the amount of 3,858,335 shares will remain subject to the Option Agreement for the remainder of its term.

The information related to the Stock Purchase Agreement with Westbury set forth in Item 1.01 of the Current Report on Form 8-K filed by CBIZ, Inc. with the Securities and Exchange Commission on August 1, 2013 is incorporated by reference herein.

On September 3, 2013, the Company issued a press release announcing the completion of the purchase of Company common stock from Westbury. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The Unaudited Pro Forma Consolidated Financial Information of CBIZ, Inc. as of and for the six month period ended June 30, 2013, and for the years ended December 31, 2012, 2011 and 2010, which gives effect to the divestiture of MMP.

(d) Exhibits.

99.1	Press Release of CBIZ, Inc. dated September 3, 2013, announcing the completion of the divestiture of its Medial Management Professionals business and the purchase of 3.85 million shares of the Company’s common stock from Westbury.

99.2	The Unaudited Pro Forma Consolidated Financial Information of CBIZ, Inc.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the impact of the MMP disposition and Westbury stock repurchase on the Company’s stock price; the anticipated benefits of the disposition and stock repurchase on the Company’s financial results, business performance, and/or product offerings; the Company’s ability to adequately manage its growth; the Company’s dependence on the current trend of outsourcing business services; the Company’s dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting the Company’s insurance business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission. The information set forth herein speaks only as of the date hereof, and CBIZ disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 6, 2013	CBIZ, INC.

	By:	/s/ Ware H. Grove
	Name:	Ware H. Grove
	Title:	Chief Financial Officer